Exhibit 99.1

INVESTOR CONTACT:    Lois Lee
            loislee@invacare.com
            440-329-6435

INVACARE CORPORATION TAKES ACTION TO STRENGTHEN ITS FINANCIAL POSITION AND DRIVE LONG-TERM GROWTH THROUGH VOLUNTARY PREARRANGED CHAPTER 11 CASES THAT DO NOT INCLUDE ITS INTERNATIONAL OPERATIONS
Refinancing action will reduce net debt by approximately 65%

Global manufacturing and delivery of products to continue uninterrupted to meet robust customer demand

Strong sequential improvement achieved in preliminary 4Q22 financial results

Executed strategic actions accelerating a renewed focus on core businesses

ELYRIA, OH (February 1, 2023) - Invacare Corporation (NYSE: IVC) (“Invacare” or “the company”), a leading manufacturer and distributor of medical equipment used in non-acute care settings, today announced actions to strengthen the company and position it for long-term success.

To facilitate its financial restructuring, the company has entered into a Restructuring Support Agreement (the “RSA” or “Agreement”) with substantially all of its debt holders, including its term loan lender, all of the holders of convertible senior secured notes, and holders of a majority of its convertible senior unsecured notes. The Agreement provides for a significant reduction of the company's debt balance and a substantial new money investment, which will enhance the company's liquidity, thereby enabling it to invest for future growth. Specifically, the transactions agreed to in the RSA contemplates a substantial reduction of the company’s funded debt by approximately $240 million. In addition, the RSA includes a backstop for a rights offering to holders of claims on account of the company's unsecured notes and holders of general unsecured claims, providing the company with $60 million of equity capital to repay certain of its debt obligations and facilitate the company’s transformation plan.

To effectuate the transactions contemplated by the Agreement, Invacare and two of its U.S. based subsidiaries commenced voluntary Chapter 11 cases in the United States Bankruptcy Court for the Southern District of Texas (the “Court”). Invacare’s other businesses throughout the rest of the world remain strong and are not included in these filings. The company does not anticipate these filings to impact its ability to manufacture and deliver products to its customers globally.

Geoff Purtill, president and chief executive officer at Invacare commented, “The actions announced today mark a big step forward for Invacare. Having the full support of our secured term loan lender and a majority of our convertible noteholders will enable the prearranged filings to proceed efficiently. The company expects to emerge with significantly less debt on its balance sheet and will secure additional liquidity to support long-term growth. Global demand is strong, and by increasing our financial flexibility, we will be able to focus on continuing to design, manufacture and distribute products that help Make Life’s Experiences Possible®. We have a clear vision for the future, and we are working expeditiously towards our goals.”

“Invacare has the right leadership, vision and the financial commitment from the sponsorship group to succeed, and we are confident that this Chapter 11 process will result in a comprehensive recapitalization transaction that will not only stabilize liquidity but also de-lever the balance sheet and better position Invacare for future growth,” said Steven Rosen, chief executive officer of Azurite Management, the largest shareholder of Invacare.

Upon emergence from Chapter 11, the company expects to be financially positioned to seize opportunities and capitalize on a significant upward shift in market demand. The company intends to deliver improved profitability and free cash flow in 2023 and beyond, while building on its legacy as a leader and innovator in the lifestyle and mobility & seating markets.

Additional Information about the Restructuring Support Agreement and the Financial Restructuring

The RSA will be implemented through a plan of reorganization, which will be filed with the Court. The RSA provides for a $70 million debtor-in-possession term loan financing facility which includes new money funding of $35 million (the “DIP Facility”). Upon approval by the Court, the DIP Facility will provide the company with the stability and liquidity needed to continue operations in the ordinary course of business during the reorganization.

The company also has a commitment from a prepetition secured lender for a senior secured first lien term loan facility in an aggregate principal amount of up to $85 million and a commitment for senior first lien secured convertible notes in an aggregate principal amount not to exceed $41.5 million, which will be outstanding when it emerges from Chapter 11.

Capacity for additional exit financing will be available to the company in the form of two revolving credit facilities with combined availability of up to $70 million.

Invacare has filed a number of customary “first day” motions for Court approval to facilitate a smooth transition into Chapter 11 and support operations during its cases. The company has requested and expects the authority to continue payment of employee wages and benefits without interruption, as well as the continued support of its customer programs and product warranties. The company expects operations to continue and to pay its suppliers in the ordinary course of business for all authorized goods delivered and services rendered after the filing date.

Court filings and other information related to the proceedings are available on a separate website administrated by the company’s claims agent, Epiq at http://dm.epiq11.com/Invacare. Stakeholders with questions about the process may call Epiq at 1-855-795-2124 (U.S.) or +1-503-974-1666 (International).

Advisors

Kirkland & Ellis LLP, McDonald Hopkins LLC, and Jackson Walker LLP are serving as legal counsel, Miller Buckfire is serving as investment banker, and Huron Consulting Group is serving as financial advisor to the company. C Street Advisory Group, LLC is serving as strategic communications advisor to the company. Brown Rudnick LLP is serving as legal counsel and GLC Advisors & Co., LLC is serving as investment banker to the ad hoc committee of unsecured notes.

Strong Sequential Improvement Achieved in Preliminary 4Q22 Financial Results

In the fourth quarter of 2022, the company continued to experience strong demand for its lifestyle and mobility & seating products and elevated open orders compared to the end of 2021. As guided in its 3Q22 earnings release, the company anticipated sequential improvement in its key financial metrics. Based on preliminary unaudited 4Q22 results, the company anticipates reporting the following results for 4Q22 as compared to 3Q22:

•Reported net sales growth of 6% to $181 million as compared to $170 million, with growth in all regions and in all major product categories;
•Gross margins, excluding the respiratory charges in 3Q22, improved substantially by 310 basis points to 26.6%;
•Net Loss and Adjusted EBITDA significantly improved driven by revenue growth; gross margin expansion due to pricing actions, favorable product mix and lower freight costs; and lower SG&A expense and;
•Europe returned to profitability, confirming the 3Q22 operating loss for the segment was out of the ordinary.

Strategic Actions Executed, Including the Monetization of Respiratory Assets, Accelerating a Renewed Focus on Core Businesses

As part of its global transformation plan to accelerate a return to profitability and focus on its core lifestyle and mobility & seating product lines, the company took further decisive action to exit non-core businesses.

On January 30, 2023, the company completed the sale of its respiratory assets to Ventec Systems, a subsidiary of React Health. The company also completed the sale of its Top EndTM sports and recreation wheelchair division to Top End Sports, LLC on January 27, 2023. These divestitures will enable the company to put its full focus on strengthening its core businesses and driving sustainable growth.

Commenting on the company’s progress, Mr. Purtill stated “Delivering strong sequential improvements in all key financial metrics is testament to the actions we have undertaken to strengthen the business and yield positive results. As a global company, we remain focused on continuing to execute actions to enhance service to our customers. By focusing on our core businesses, we anticipate driving improved financial performance over the short- and long-term.”

About Invacare Corporation

Invacare Corporation (NYSE:IVC) (“Invacare” or the “company”) is a leading manufacturer and distributor in its markets for medical equipment used in non-acute care settings. At its core, the company designs, manufactures and distributes medical devices that help people to move, rest, and perform essential hygiene. The company provides clinically complex medical device solutions for congenital (e.g., cerebral palsy, muscular dystrophy, spina bifida), acquired (e.g., stroke, spinal cord injury, traumatic brain injury, post-acute recovery, pressure ulcers) and degenerative (e.g., ALS, multiple sclerosis, elderly, bariatric) ailments. The company’s products are important parts of care for people with a wide range of challenges, from those who are active and involved in work or school each day and may need additional mobility support, to those who are cared for in residential care settings, at home and in rehabilitation centers. The company sells its products principally to home medical equipment providers with retail and e-commerce channels, residential care operators, distributors and government health services in North

America, Europe, and Asia/Pacific. For more information about the company and its products, visit Invacare’s website at www.invacare.com.

Preliminary Estimates

The estimated results in this press release represent the company's preliminary estimates of certain financial results for the three months ended December 31, 2022, based on currently available information. The company has not yet finalized its results for this period and its consolidated financial statements as of and for the three months ended December 31, 2022 are not currently available. The company’s actual results remain subject to the completion of the quarter-end closing process. As a result, the company's actual results could be different from those set forth herein and the differences could be material. Therefore, a reader should not place undue reliance on these preliminary estimates of the company's results. The preliminary estimates of the company's results included herein have been prepared by, and are the responsibility of, the company's management. The company's independent auditors have not audited, reviewed or compiled such preliminary estimates of the company's results.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and similar words. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates and may include, for example, statements regarding the voluntary cases commenced by the company and certain of its subsidiaries under Chapter 11 of the U.S. Bankruptcy Code in the Court (the “Chapter 11 Cases”), the DIP Facility, the company’s ability to consummate and complete a plan of reorganization and its ability to complete a plan of reorganization and continue operating in the ordinary course while the Chapter 11 Cases are pending, the company’s expected position upon emergence from bankruptcy, the company’s expected profitability and liquidity and the company’s preliminary results. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the company’s ability to successfully complete a restructuring under Chapter 11, including: consummation of a plan of reorganization; potential adverse effects of the Chapter 11 Cases on the company’s liquidity and results of operations; the company’s ability to obtain timely approval by the Court with respect to the motions filed in the Chapter 11 Cases; objections to the company’s recapitalization process, DIP Facility, or other pleadings filed that could protract the Chapter 11 Cases; employee attrition and the company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP Facility and other financing arrangements; the company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the effects of the Chapter 11 Cases on the company and on the interests of various constituents, including holders of the company’s common shares; the Court’s rulings in the Chapter 11 Cases, including the approvals of the terms and conditions of any plan of reorganization and the DIP Facility, and the outcome of the Chapter 11 Cases generally; the length of time that the company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the company’s ability to consummate a plan of reorganization or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; and other litigation and inherent risks involved in a bankruptcy process.

Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports the company files with the U.S. Securities and Exchange Commission, including those in the company’s most recent Annual Report on Form 10-K and any updates thereto in the company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements, except as required by law.

Media Contact C Street Advisory Group
Invacare@thecstreet.com

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